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                                                                   Exhibit 10.55

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement (this "Agreement") is made as of February 25, 2000, by and among DoveBid, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1.1 hereto, each of which is referred to herein as an "Investor" and collectively, the "Investors."

                                  BACKGROUND

     A. The Company intends to authorize for issuance up to 43,000,000 shares of Series C Preferred Stock (the "Series C Preferred Stock") having the rights, preferences, privileges and restrictions set forth in the Company's Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit A
                                                                    ---------
(the "Certificate of Incorporation").

     B. The Company desires to issue and sell, and the Purchasers desire to purchase, the shares of Series C Preferred Stock pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS.

     1.   Purchase and Sale of Series C Preferred Stock.
          ---------------------------------------------

          1.1   Agreement to Purchase and Sell. Upon the terms and conditions of
                ------------------------------
this Agreement and subsequent to the filing of the Certificate of Incorporation with the Delaware Secretary of State's Office, each Investor agrees, severally, to purchase at the Closing, and the Company agrees to sell and issue to each such Investor at the Closing, at a purchase price of $2.67 per share, that number of shares of the Series C Preferred Stock set forth opposite each such Investor's name on Schedule 1.1 hereto for the purchase price set forth therein
                   ------------
(the "Shares"). The purchase price shall be payable in cash, by check, by wire transfer or cancellation of indebtedness of the Company to the Investor or by any combination of the foregoing. Notwithstanding the foregoing, Comdisco, Inc., a Delaware corporation ("Comdisco"), Sun Microsystems, Inc., a Delaware corporation ("Sun"), Data Stream Systems, Inc. ("Data Stream") and Yahoo! Inc., a Delaware corporation ("Yahoo"), or affiliates of either, are expected to enter into this Agreement at any time prior to the end of the 30-day Additional Closing period described in Section 1.3 below and are expected to participate in the Closing or an Additional Closing (as defined below). In such event:

          (a) The purchase price paid by Comdisco may consist of assets acceptable to the Company, having a fair market value for resale agreed to by the Company and Comdisco that is equal to the purchase price to be paid for the Shares to be purchased by such entity and to the amount specified for Comdisco on Schedule 1.1; and

          (b) As a part if its business transaction with the Company, Yahoo shall purchase the Shares specified on Schedule 1.1 and a warrant for the purchase of 1,405,000 Shares at an exercise price of $2.67 per share (the "Warrant"), the form of which shall be reasonably acceptable to the Company.

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          1.2   Closing; Delivery of Closing Documents.  The closing of the
                --------------------------------------
purchase and sale of the Shares shall be held at 10:00 a.m. on Thursday, February 24, 2000 at the offices of Fenwick & West LLP, legal counsel to the Company ("Fenwick & West"), Two Palo Alto Square, Palo Alto, California 94306, or at such other time and date as the Company and Investors who are to purchase a majority of the Shares at the Closing may agree (the "Closing"). At the Closing, the Company shall deliver to each Investor the documents and instruments otherwise required to be delivered by the Company at the Closing and a certificate representing the Shares that such Investor has purchased at the Closing (as set forth on Schedule 1.1) against delivery to the Company by such Investor of checks or wire transfers in the amount of the aggregate Purchase Price therefor paid by such Investor as set forth on Schedule 1.1 or a bill of sale covering any assets permitted to be transferred as payment of the purchase price (the "Purchase Price") and the documents and instruments otherwise contemplated by this Agreement to be delivered at the Closing.

          1.3   Additional Closings.
                -------------------

                (a)   Conditions of Additional Closing(s). Subject to Section
                      -----------------------------------
1.4(b) below, at any time and from time to time during the 30-day period immediately following the Closing (the "Additional Closing Period"), the Company may, at one or more additional closings (each an "Additional Closing"), without obtaining the signature, consent or permission of any of the Investors, offer and sell additional shares of Series C Preferred Stock to other investors (the "New Investors") in an amount equal to the number of such shares authorized in the Certificate of Incorporation minus the Shares and the Shares subject to the Warrant, if any, purchased at the Closing, under the terms and conditions set forth in this Agreement. New Investors may include persons or entities who are already Investors under this Agreement and may include any or all of Comdisco, Sun, Data Stream or Yahoo.

                (b)   Amendments. The Company and the New Investors purchasing
                      ----------
Shares at each Additional Closing will execute counterpart signature pages to this Agreement, the Second Amended and Restated Investors Rights Agreement dated as of even date herewith (the "Investors' Rights Agreement") and the Second Amended and Restated Stockholders' Agreement dated as of even date herewith (the "Stockholders' Agreement," referred to with the Investors' Rights Agreement as the "Ancillary Agreements"), and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement and the Ancillary Agreements to the same extent as if they had been Investors at the Closing. Immediately after each Additional Closing, the Schedule of Investors attached to this Agreement as Schedule 1.1 will be amended to list the
                                        ------------
New Investors purchasing Shares hereunder at each such Additional Closing. The Company will promptly furnish to each Investor upon request a copy of the amendments to Schedule 1.1 referred to in the preceding sentence.
              ------------

                (c)   Status of New Investors. Upon the completion of each
                      -----------------------
Additional Closing as provided in this Section 1, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement, and the Ancillary Agreements described in the introductory paragraph of Section 2 below, and the shares of Series C Preferred Stock purchased by such New Investors will be considered "Shares" hereunder.

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     2.   Representations and Warranties of the Company.  Except as set forth in
          ---------------------------------------------
the Certificate of Incorporation, the Ancillary Agreements and the disclosure letter provided by the Company to the Investors on the date prior to the date hereof, as such disclosure letter may be updated as of the Closing and each Additional Closing, which update shall not disclose any material adverse change from the disclosure letter provided on the date hereof (the "Disclosure Schedule"), the Company hereby represents and warrants to each Investor as follows, which representations and warranties shall be true and complete as of the date hereof and as of the Closing or Additional Closing, as the case may be.

          2.1   Organization, Good Standing and Qualification.  The Company is a
                ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has only one direct subsidiary, DoveBid Valuation Services, Inc., a California
corporation (the "Subsidiary").   The Subsidiary is duly organized, validly
existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to conduct its business as now conducted and as proposed to be conducted. The Company has delivered to each Investor complete and correct copies of the organizational documents of each of the Company and the Subsidiary. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in the State of California.

          2.2   Capitalization, Voting Rights and Valid Issuance.
                ------------------------------------------------

                (a) The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 77,000,000 shares of Preferred Stock, of which 13,000,000 shares have been designated Series A Preferred Stock, 18,000,000 shares have been designated Series B Preferred Stock and 43,000,000 shares have been designated Series C Preferred Stock, each of which has a par value of $0.001.

                (b) All of the outstanding shares of the Company are owned of record as of the date hereof as set forth in Section 2.2 of the Disclosure Schedule and Appendix A thereto. The outstanding shares of the Company's capital stock are all duly and validly authorized and issued, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

                (c) The Disclosure Schedule sets forth all options, warrants, rights (including conversion or preemptive rights) or agreements that are outstanding as of the date hereof for the purchase or acquisition from the Company of any shares of the capital stock of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                (d) The Series C Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and,

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based in part upon the representations of the Investors in this Agreement, will be issued in compliance with the registration and qualification requirements of the Securities Act and all applicable state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Certificate of Incorporation, the Ancillary Agreements and applicable securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance to the Investors in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable, issued in compliance with the registration and qualification requirements of the Securities Act and all applicable state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Certificate of Incorporation, the Ancillary Agreements and applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series C Preferred Stock hereunder.

          2.3   Subsidiaries.  As of the date hereof, the Subsidiary is the only
                ------------
entity of which the Company owns and controls more than 50% of the voting power.
Section 2.3 of the Disclosure Schedule is a complete and correct list setting forth for the Subsidiary (a) the number of authorized equity securities, and (b) the number of issued and outstanding equity securities, the names of the holders thereof, and the number of equity securities held by each such holder as of the date hereof. All of the issued and outstanding equity securities of the Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable. There are no preemptive or similar rights on the part of any holder of any class of equity securities of the Subsidiary, or options, warrants, conversion or other rights, agreements, commitments of any kind obligating the Subsidiary, contingently or otherwise, to issue, sell or otherwise cause to become outstanding any of its equity securities or any other securities convertible into or exchangeable for any such equity securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend rights or disposition of any equity security of the Subsidiary. Neither the Company nor the Subsidiary controls, directly or indirectly, or has any direct or indirect equity participation in any corporation, partnership, trust or other entity (other than the ownership of the Subsidiary).

          2.4   Authorization. All corporate action on the part of the Company's
                -------------
directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder to be performed as of the Closing or Additional Closing, as the case may be, the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, when executed and delivered at the Closing, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable securities laws.

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          2.5   Governmental Consents.  No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or Subsidiary is required in connection with the consummation of the transactions described in this Agreement, except those as shall have been obtained or made prior to the Closing.

          2.6   Customer Relations.  Since December 31, 1997, no significant
                ------------------
customer of the Company or Subsidiary that has been a party to a master national auction contract with the Company has terminated its relationship with the Company or Subsidiary or threatened to do so. Section 2.6 of the Disclosure Schedule sets forth a complete and correct list of each such termination and the reasons for such termination.

          2.7   Litigation. There is no action, suit, claim, dispute, proceeding
                ----------
or investigation pending or, to the knowledge of the Company, currently threatened or involving an amount in excess of $100,000 (whether or not in writing) against the Company or Subsidiary which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby or thereby, or which could reasonably be expected to result, either individually or in the aggregate, in any material adverse changes in the assets, condition or business of the Company and the Subsidiary taken as a whole, financially or otherwise (a "Material Adverse Effect"), or any change in the current equity ownership of the Company or Subsidiary. The foregoing includes, without limitation, actions pending or threatened or involving an amount in excess of $100,000 (whether or not in writing) involving the prior employment of any of the Company's or Subsidiary's employees, their use in connection with the Company's or Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company by any stockholder of the Company, against any stockholder of the Company by the Company or, to the Company's knowledge, between any of the stockholders of the Company relating to the Company. There is no action, suit, claim, dispute, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Subsidiary by any equity holder of the Subsidiary, against any equity holder of the Subsidiary by the Subsidiary or to the Company or the Subsidiary's knowledge, between any of the equity holders of the Subsidiary relating to the Subsidiary. Neither the Company nor the Subsidiary is a party to or, to the Company's knowledge, subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or which the Company or Subsidiary intends to initiate.

          2.8   Patents and Trademarks.  The Company and the Subsidiary has
                ----------------------
sufficient title and ownership of, or rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets and proprietary rights and processes (collectively, "Intellectual Property Rights") necessary for its business as now conducted and as proposed to be conducted, without, to the knowledge of Company and the Subsidiary, any conflict with or infringement of the rights of others. The Company and the Subsidiary own or have currently effective licenses to use all Intellectual Property Rights the absence of which could materially impair the Company's or Subsidiary's ability to carry out its business as now conducted and as proposed to be conducted.

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Section 2.8 of the Disclosure Schedule is a correct and complete list of all of the patents, trademarks, service marks, trade names and copyrights of the Company and the Subsidiary and all royalties payable by the Company or Subsidiary in connection with its current or currently planned products, processes and technologies identifying the payee, the royalty rate and the product, process or technology to which the royalty relates. There are no pending or threatened claims or disputes regarding royalties payable by the Company or Subsidiary under currently existing licenses or otherwise. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not breach, violate or conflict with any instrument or agreement governing any Intellectual Property Right of the Company or Subsidiary, do not cause any forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right of the Company or Subsidiary or in any way impair the right of the Company or Subsidiary to use, sell, license or dispose of or bring any action for the infringement of, any Intellectual Property Right of the Company or Subsidiary or portion thereof. There are no pending claims nor any claims threatened in writing or otherwise known to management of the Company or Subsidiary, or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Company's or Subsidiary's Intellectual Property Rights, nor is the Company or Subsidiary aware of any reasonable basis for any such claim, nor has the Company or Subsidiary received any communications alleging that the Company or Subsidiary have violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor the Subsidiary is aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or Subsidiary or that would conflict with the Company's or Subsidiary's business as conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's or Subsidiary's business by the employees or consultants of the Company or Subsidiary, nor the conduct of the Company's or Subsidiary's business as proposed, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. Neither the Company nor Subsidiary believes it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or Subsidiary.

          2.9   Compliance with Other Instruments.  The Company is not in
                ---------------------------------
violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ or decree to which it is a party or, to its knowledge, by which it is bound. The Company is not in violation or default of any instrument or contract to which it is a party, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for violations or defaults of any contract, statute, rule or regulation that, individually or in the aggregate, would not have a Material Adverse Effect. The Subsidiary is not in violation or default of any provisions of its organizational documents or of any judgment, order, writ or decree to which it is a

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party or, to its knowledge, by which it is bound.  The Subsidiary is not in violation or default of any instrument or, contract to which it is a party or of any provision of any federal or state statute, rule or regulation applicable to Subsidiary, except for violations or defaults of any contract, statute, rule or regulation that, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby do not result in any such violation and are not in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Subsidiary or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company or Subsidiary, their respective businesses or operations or any of their respective assets or properties.

          2.10  Agreements: Action.
                ------------------

                (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its stockholders, directors, officers, affiliates, or any affiliate thereof, or between the Subsidiary and any of its members, stockholders, directors, officers, affiliates, or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or Subsidiary is a party or by which either of them is bound which may involve (i) obligations (contingent or otherwise) of the Company or Subsidiary in excess of $100,000 (excluding net auction proceeds payable by the Company to customers and maintained in the Company's trust account or auction or other sale proceeds payable pursuant to the contracts set forth in Section 2.3(d) of the Disclosure Schedule), or payments to the Company or Subsidiary in excess of $100,000 (excluding gross auction revenues payable to the Company in connection with concluded auction sales), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or Subsidiary or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or Subsidiary's products or services, or (iv) indemnification by the Company or Subsidiary with respect to infringement of proprietary rights.

                (c) The Company has not, except as expressly contemplated by this Agreement or disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31, 1999, authorized or made any distribution upon or with respect to any class of shares, (ii) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, non-contingent liabilities, other than in the ordinary course of business, individually in excess of $100,000 or, in the case of such indebtedness and/or such liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business-related expenses, or (iv) since December 31, 1999, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                (d) The Subsidiary has not, except as disclosed in the financial statements delivered to the Investors or set forth in Section 2.10 of the Disclosure Schedule, (i) since December 31, 1999, declared or paid any dividends, or authorized or made any distribution upon

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or with respect to any class or series of its equity interests, in each case other than to the Company, (ii) incurred any outstanding indebtedness for money borrowed or any other outstanding fixed, non-contingent liabilities individually in excess of $100,000 or, in the case of such indebtedness and/or such liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any outstanding loans or advances to any person, other than ordinary advances for business related expenses, or (iv) since December 31, 1999, sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                (e) For the purposes of subsections (b), (c) and (d) above, all applicable indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or Subsidiary have reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (f) Neither the Company nor the Subsidiary has engaged in the past six months in any discussion regarding the liquidation, dissolution, or winding up of the Company or the Subsidiary.

          2.11  Related Party Transactions.  No stockholder, director, officer
                --------------------------
or employee of the Company or the Subsidiary or member of his or her immediate family is indebted to the Company or the Subsidiary, nor is the Company or the Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or the Subsidiary is affiliated or with which the Company or the Subsidiary has a business relationship, or any firm or corporation that competes with the Company or the Subsidiary, except that such persons and members of their immediate families may own stock in publicly traded companies that may compete with the Company or the Subsidiary. No member of the immediate family of any such person is directly or indirectly interested in any material contract with the Company or the Subsidiary.

          2.12  Permits.  The Company and the Subsidiary have all franchises,
                -------
permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by it, the lack of which could reasonably be expected to have a Material Adverse Effect, and the Company believes it or Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor Subsidiary is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.13  Environmental and Safety Laws.  To the Company's knowledge,
                -----------------------------
neither the Company nor Subsidiary is in violation of any statute, law or regulation relating to the environment or occupational health and safety, where such violation could reasonably be expected to have a Material Adverse Effect and to the Company's knowledge, no material expenditures are or will be required of the Company or Subsidiary in order to comply with any such existing statute, law or regulation, where the violation of, or non-compliance with, such statute, law or regulation could reasonably be expected to have a Material Adverse Effect.

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          2.14  Marketing Rights.  Neither the Company nor Subsidiary has
                ----------------
granted rights to license, market, or sell its services to any other person or is bound by any agreement that affects the Company's or Subsidiary's exclusive right to develop, distribute, market, license or sell its services.

          2.15  Disclosure.  The Company's business plan dated January 10, 2000,
                ----------
to its knowledge, and the written information provided by the Company and the Subsidiary to the Investors (including any supplemental written information provided to the Investors prior to the execution of this Agreement), to the knowledge of the Company, and the representations and warranties of the Company and the Subsidiary contained in this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not misleading as of the date made and in light of the circumstances in which the same were made. As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been provided to the Investors.

          2.16  Registration Rights.  Except as set forth in the Investors'
                -------------------
Rights Agreement, the Company has not granted or agreed to grant any registration or other rights of any nature, including piggyback rights, to any person or entity.

          2.17  Financial Statements.  The Company has delivered to the
                --------------------
Investors unaudited, consolidated financial statements (balance sheet and profit and loss statement, including notes thereto) for the Company at December 31, 1999 and for the period then ended (each a "Financial Statement" and collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company on a consolidated basis as of the date, and for the period, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and the Subsidiary, taken as a whole. Except as disclosed in the Financial Statements, neither the Company nor Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and Subsidiary maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.18  Changes.  Since December 31, 1999 there has not been:
                -------

                (a) any change in the assets, liabilities, financial condition or operating results of the Company and its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and the Subsidiary taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (c) any waiver by the Company or Subsidiary of a valuable right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company and the Subsidiary taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                (e) any material change or amendment to a material contract or material arrangement by which either Subsidiary or any of its respective assets or properties is bound or subject other than in connection with the transactions expressly contemplated hereby;

                (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or Subsidiary;

                (g) any resignation or termination of employment of any key officer of the Company or Subsidiary; and the Company does not know of the impending resignation or termination of employment of any such officer;

                (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or Subsidiary, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                (i) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock or Subsidiary's equity interests (other than to the Company), or any direct or indirect redemption, purchase or other acquisition of any of such equity interest by the Company or Subsidiary;

                (j) to the Company's knowledge, any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect; or

                (k) any agreement or commitment by the Company or Subsidiary to do any of the things described in this Section 2.18, except in connection with the transactions expressly contemplated hereby.

          2.19  Organizational Documents.  Except for amendments necessary to
                ------------------------
satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the organizational documents of the Company and Subsidiary are in the form previously provided to the Investors.

          2.20  Title to Property and Assets.  The Company and Subsidiary has
                ----------------------------
good and marketable title to their properties and assets and have good title to all of their leasehold interests. The Company and Subsidiary own their property and assets free and clear of all mortgages, liens, loans and encumbrances of any kind, except for (a) any liens arising by operation of law, and (b) any encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or Subsidiary's ownership or use of such property or assets including, without limitation, any liens granted to third parties on assets acquired by the Company or the Subsidiary (a) for resale in the ordinary course of business or (b) pursuant to a lease or purchase money financing for use in the ordinary course of business, provided that in each case such liens do not relate to any assets of the Company or Subsidiary other than the assets so acquired. With respect to the property and assets it leases, the Company and Subsidiary are in compliance with such leases in all material respects and, to the Company's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances.

          2.21  Employee Benefit Plans.  Neither the Company nor Subsidiary has
                ----------------------
any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.22  Tax Matters.
                -----------

                (a) The Company and Subsidiary have filed all tax returns as required by law. All such tax returns are correct and complete in all material respects. The Company and Subsidiary have paid all taxes and other assessments due (whether or not shown on any tax return). The provisions for taxes of the Company and Subsidiary as shown in the Financial Statements are adequate for taxes due or accrued as of the date thereof. Neither the Company nor Subsidiary currently is the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where either the Company or Subsidiary does not file tax returns that the Company or Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or Subsidiary that arose in connection with any failure (or alleged failure) to pay any tax.

                (b) The Company and Subsidiary have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                (c) No director or officer (or employee responsible for tax matters) of the Company or Subsidiary expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any taxes of any of the Company and Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for tax matters) of the Company or Subsidiary have knowledge based upon personal contact with any agent of such authority. The Company has delivered or made available to the Investors correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by either the Company or Subsidiary since December 31, 1994.

                (d) Neither the Company nor Subsidiary has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Neither the Company nor Subsidiary has elected to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material effect on the Company, Subsidiary, their respective financial condition, their respective business as presently conducted or proposed to be conducted or any of their respective properties or material assets. Subsidiary has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. Neither the Company nor Subsidiary is party to any tax allocation or sharing agreement. Subsidiary has not been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return, and neither the Company nor Subsidiary has any liability for the taxes of any person (other than the Company or Subsidiary) under Treasury Regulation (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          2.23  Insurance.  The Company and Subsidiary have in full force and
                ---------
effect public liability insurance and fire and standard casualty insurance policies (excluding earthquake and flood insurance), with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed by fire or any covered casualty.

          2.24  Books and Records.  The books and records of the Company and
                -----------------
Subsidiary provided to Investors reflect all transactions referred to in such books and records accurately in all material respects, and reflect all transactions in the equity securities of the Company since their dates of organization.

          2.25  Labor Agreements and Actions.  Neither the Company nor
                ----------------------------
Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or Subsidiary. There is no strike or other labor dispute involving the Company or Subsidiary pending, or to the knowledge of the Company threatened, which could reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving the employees of the Company or Subsidiary. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or Subsidiary, nor does the Company or Subsidiary have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company and Subsidiary is terminable at the will of the Company or Subsidiary.

          2.26  Assumptions or Guaranties of Indebtedness of Other Persons.
                ----------------------------------------------------------
Neither the Company nor Subsidiary is directly or contingently liable on (including, without limitation liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any person or otherwise to assure any creditor against loss) any indebtedness of any other person.

          2.27  Stockholder Agreements.  Except for the Ancillary Agreements,
                ----------------------
there are no agreements or arrangements between the Company and any of the Company's stockholders, or to the Company's knowledge, between or among any of the Company's stockholders, which grant voting or other rights with respect to any Company shares or which affect any stockholder's ability or right freely to alienate or vote such interests. There are no agreements or arrangements between Subsidiary and any of its shareholders, or to the Company's knowledge, between or among any of the shareholders of Subsidiary, that grant voting or other rights with respect to any equity interests of the Subsidiary or that affect any shareholder's ability or right freely to alienate or vote such equity interests.

          2.28  Year 2000 Readiness.  To the Company's knowledge and belief, all
                -------------------
of its accounting software is, and has been represented by its vendor(s) to be, Year 2000 compliant. The Company does not believe that it has any hardware or software or electronically controlled system whose failure to be Year 2000 compliant would have a Material Adverse Effect. The Company has not undertaken any testing or independent verification of the status of any of the third party systems with which it interfaces or upon which it is otherwise dependent. The Company will make appropriate inquiries of all such third parties to the extent the failure of such third parties' systems to be Year 2000 compliant could reasonably be expected to have a Material Adverse Effect, and the Company will develop appropriate contingency plans to address such potential failures, which the parties acknowledge could occur notwithstanding the assurances such third parties may provide. The term "Year 2000 compliant," as used herein in reference to any hardware, software, or other system, shall mean that such hardware, software, or system will (a) correctly handle and process date information before, during and after January 1, 2000, accepting date input, and performing calculations, including but not limited to sorting and sequencing, on dates and portions of dates, (b) function according to the documentation during and after January 1, 2000, without changes in operation resulting from the advent of the new century, (c) where appropriate, respond to two digit date input in a way that resolves any ambiguity as to the century in a disclosed, defined and predetermined manner, (d) store and provide output of date information in ways that are unambiguous as to the century and (e) properly manage the leap year occurring in the year 2000.

          2.29  Market Stand-Off Agreements.  The Company has obtained
                ---------------------------
agreements from each of its stockholders whereby such stockholder has agreed that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, such stockholder will not, to the extent requested by the Company and the underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such stockholder at any time during such period except common stock, if any, included in such registration statement.

     3.   Representations and Warranties of the Investors.  Each Investor hereby
          -----------------------------------------------
severally represents and warrants to the Company as follows, which representation and warranties will be true and complete as of the date hereof and as of the date of the Closing or Additional Closing in which such Investor participates.

          3.1   Binding Effect. This Agreement constitutes its valid and legally
                --------------
binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account.  This Agreement is made with
                ---------------------------------
each Investor in reliance upon such Investor's representation to the Company, which such Investor hereby confirms, that the Series C Preferred Stock to be received by such Investor, the Common Stock issuable upon conversion thereof, and, for Yahoo, the Warrant, the Shares purchasable upon exercise of the Warrant and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          3.3   Disclosure of Information.  It believes it has received all the
                -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investors to rely thereon. At no time was Investor presented with an advertisement nor did Investor receive any written solicitation distributed generally to the public to acquire the Securities hereunder.

          3.4   Investment Experience.  Each Investor is an investor in
                ---------------------
securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

          3.5   Accredited Investor.  Each Investor is an "accredited investor"
                -------------------
within the meaning of Securities and Exchange Commission (the "Commission") Rule 501 of Regulation D, as presently in effect.

          3.6   Restricted Securities.  It understands that the Securities it is
                ---------------------
purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7   Further Limitations on Disposition.  Without in any way limiting
                ----------------------------------
the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until such portion of the Securities is freely transferable pursuant to Rule 144, or the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7, provided and to the extent such Section is then applicable, and by the Investors' Rights Agreement and:

                (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Ac t.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a corporation, without payment of additional consideration, to the corporation's wholly-owned subsidiary or that is a partnership or limited liability company, without payment of additional consideration, to a partner or member thereof or a retired partner or member thereof who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or in testate succession of any partner or member to his spouse or to the siblings, lineal descendants or ancestors of such partner or member or his spouse, if the
                                                                         --
transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Investor hereunder.

          3.8   Legends.  It is understood that the certificates or other
                -------
documents evidencing the Securities may bear one or all of the following legends.

                (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                (b) Any legend required by the laws of the State of California or any other applicable state.

          3.9   Risks.  Each Investor acknowledges that (a) this investment
                -----
involves substantial risks; (b) any and all projections for the Company are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Investors that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results; and (c) to succeed, the Company may need to attract additional capital and additional personnel, and there can be no assurances that the Company will be able to attract such capital or personnel.

          3.10  No Representations.  Each Investor acknowledges that there have
                ------------------
been no representations, guarantees or warranties made to it by the Company, its agents or employees, or by any other person with respect to (a) the approximate length of time that such Investor will be required to remain as the owner of the Securities; or (b) the percentage of profit or amount of profit to be realized, if any, as a result of its investment.

     4.   Conditions to Closing.
          ---------------------

          4.1   Conditions to the Investors' Obligations at the Closing or
                ----------------------------------------------------------
Additional Closing.  The obligations of each Investor under Section 1 of this
------------------
Agreement are subject to the fulfillment at or before the Closing or Additional Closing in which such Investor is to participate of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto.

                (a)   Representations and Warranties.  The representations and
                      ------------------------------
warranties of the Company contained in Section 2 of this Agreement shall be true at the Closing or Additional Closing, as applicable, with the same effect as though such representations and warranties had been made at such time.

                (b)   Performance. The Company shall have performed and complied
                      -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing or Additional Closing, as applicable, including but not limited to delivery by the Company of certificates representing the Shares to be purchased and sold on the date thereof.

                (c)   Compliance Certificates. The Chief Operating Officer of
                      -----------------------
the Company shall deliver to each Investor at the Closing or Additional Closing, as applicable, a certificate certifying that the conditions specified in Sections 4.1(a) and 4.1(b) have been fulfilled and stating that there shall have been no change causing a Material Adverse Effect since December 31, 1999.

                (d)   Regulatory Requirements. The Commissioner of Corporations
                      -----------------------
of the State of California shall have issued a permit qualifying the offer and sale of the Series C Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sales shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Company in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing or Additional Closing, as applicable.

                (e)   Board of Directors. Concurrently with the Closing, the
                      ------------------
Board of Directors of the Company shall be increased to nine directors and the directors of the Company immediately after the Closing Date shall consist of the following persons: Ross Dove, Kirk Dove, Blake Winchell, David Pottruck, Grant Heidrich, Todd Rulon-Miller, Jeffrey Crowe, William Burnham and William S. Price III.

                (f) Certificate of Incorporation. The Certificate of Incorporation shall have been filed with the Delaware Secretary of State's Office and the Investors shall have received a certified copy of the Company's Certificate of Incorporation, substantially in the form attached hereto as Exhibit A.
---------

                (g)   Investors' Rights Agreement. The Company and each other
                      ---------------------------
Investor shall have executed the Investors' Rights Agreement, substantially in the form attached as Exhibit B.
                     ---------

                (h)   Stockholders' Agreement. The stockholders of the Company
                      -----------------------
and the other Investors shall have executed the Stockholders' Agreement, substantially in the form of Exhibit C hereto.
                             ---------

                (i)   Amendment of Put/Call Agreement.  The Amended and Restated
                      -------------------------------
Put/Call Agreement, dated October 18, 1999 between The Dove Holdings Corporation and Fremont Ventures I, L.P. (the "Put/Call Agreement") shall have been amended to provide that the put and call provided for therein must be exercised, if at all, prior to the initial public offering of the Company's Common Stock, as defined therein.

                (j)   Stock Repurchase Agreement. Ross Dove, Kirk Dove, The Dove
                      --------------------------
Holdings Corporation ("Holdings") and the Company shall have entered into and delivered Stock Repurchase Agreements providing for the re-vesting of 50% of the shares held by Holdings over a three-year period commencing June 14, 1999 at a repurchase price of $0.33 per share; provided that the vesting of such shares
                                     --------
shall accelerate upon an acquisition of the Company or upon termination of Ross Dove or Kirk Dove, as the case may be, without cause or for good reason (the "Stock Repurchase Agreements").

                (k)   Opinion of Company Counsel. The Investors shall have
                      --------------------------
received from Fenwick & West an opinion dated as of the Closing or Additional Closing, as the case may be, substantially in the form of Exhibit D hereto.
                                                          ---------

                (l)   Confidentiality Agreements. The Company shall have used
                      --------------------------
its best efforts to enter into Employee Confidentiality and Proprietary Information Agreement, in the form delivered to counsel for the lead Investors and customarily used by the Company, with each officer and employee of the Company.

                (m)   Proceedings and Documents. All corporate and other
                      -------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.2   Conditions to the Company's Obligations at the Closing.  The
                ------------------------------------------------------
obligations of the Company to each Investor under this Agreement are subject to the fulfillment at or before the Closing or Additional Closing in which such Investor is to participate of each of the following conditions.

                (a)   Representations and Warranties.  The representations and
                      ------------------------------
warranties of such Investors contained in Section 3 of this Agreement shall be true at and as of the Closing or Additional Closing, as the case may be, with the same effect as though such representations and warranties had been made at and as of that time.

                (b)   Performance. Each such Investor shall have performed and
                      -----------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing or Additional Closing, as applicable, including but not limited to delivery by such Investor of the Purchase Price for the Shares to be purchased and sold by such Investor on the date thereof. The Company's Board of Directors and stockholders shall have approved the terms of the Certificate of Incorporation and the Board of Directors shall have authorized the filing thereof with the Office of the Delaware Secretary of State.

                (c)   Regulatory Requirements. The Commissioner of Corporations
                      -----------------------
of the State of California shall have issued a permit qualifying the offer and sale of the Series C Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sales shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended. Any other authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by any of the Investors in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing or Additional Closing, as applicable.

                (d)   Investors' Rights Agreement.  The each Investor shall have
                      ---------------------------
executed the Investors' Rights Agreement, substantially in the form attached as Exhibit B.
---------

                (e)   Stockholders' Agreement. The stockholders of the Company
                      -----------------------
and each Investor shall have executed the Stockholders' Agreement, substantially in the form of Exhibit C hereto.
               ---------

                (f)   Amendment of Put/Call Agreement.  The Amended and Restated
                      -------------------------------
Put/Call Agreement, dated October 18, 1999 between The Dove Holdings Corporation and Fremont Ventures I, L.P. (the "Put/Call Agreement") shall have been amended to provide that the put and call provided for therein must be exercised, if at all, prior to the initial public offering of the Company's Common Stock, as defined therein.

                (g)   Stock Repurchase Agreements. Ross Dove, Kirk Dove and
                      ---------------------------
Holdings shall have entered into and delivered the Stock Repurchase Agreements.

                (h)   Board of Directors. At or before with the Closing, the
                      ------------------
following individuals shall have consented to serve as members of Board of Directors of the Company:

Ross Dove, Kirk Dove, Blake Winchell, David Pottruck, Grant Heidrich, Todd Rulon-Miller, Jeffrey Crowe, William Burnham and William S. Price, III.

          4.3   Conditions to the Company's Obligations to Comdisco, Sun and
                ------------------------------------------------------------
Yahoo.  The obligations of the Company to each of Comdisco, Sun, Data Stream and
-----
Yahoo under this Agreement are also subject to the fulfillment of the following conditions at or before the Closing or Additional Closing in which such party is to participate as an Investor:

                (a) The Company and such party shall have entered into and delivered at the Closing or Additional Closing, as the case may be, such additional agreements regarding the Company's business relationship with such Investor as shall be acceptable to the Company in its sole discretion;

                (b) With respect to Comdisco, Comdisco shall have executed and delivered to the Company an Asset Purchase and Co-Marketing Agreement satisfactory to the Company and such bills of sale and other documents of title or assignment as the Company shall have reasonably requested and shall have delivered possession of the assets to be transferred in return for the Shares;

                (c) With respect to Sun or Data Stream, such party shall have executed and delivered to the Company a commercial agreement satisfactory to the Company; and

                (d) With respect to Yahoo, Yahoo shall have executed and delivered to the Company an Advertising and Promotion Agreement satisfactory to the Company and the Warrant in a form reasonably acceptable to the Company.

     5.   Miscellaneous.
          -------------

          5.1   Survival of Warranties.  The warranties, representations and
                ----------------------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Closing and each Additional Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          5.2   Successors and Assigns.  Any Investor may assign, in whole or in
                ----------------------
part, its rights and delegate its obligations hereunder (including, without limitation, the rights to purchase any or all of the Shares and the obligation to pay all or any portion of the purchase price for the Shares) to any of its affiliates, including, without limitation, any wholly-owned subsidiary of an Investor, any partner, partnership or other entity of which any affiliate of such Investor is a general partner or has investment discretion, or any employees of any of the foregoing, provided that the assignee is an "accredited
                                   --------
investor" within the meaning of Regulation D promulgated by the Comission under the Securities Act; provided, further, that any such assignee that acquires any
                    --------  -------
Shares shall, as a condition to acquiring such Shares, agree to be bound by the provisions of any agreement applicable to the Shares. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this

Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.3   Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of California as applied to contracts entered into in California by California residents to be entirely performed in such State.

          5.4   Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5   Notices.  All notices, requests, consents and other
                -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been given for all purposes upon (a) personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of transmission when sent by facsimile and when receipt has been confirmed, addressed (i) if to the Company at the address or facsimile number, as applicable set forth on the signature pages hereto; or (ii) if to any Investor, addressed to such Investor at its address or facsimile number, as applicable, as shown on the signature pages
hereto.   Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

          5.6   Finder's Fee.  Each party represents that it neither is nor will
                ------------
be obligated for any finder's fee or commission in connection with this transaction. Each party to this Agreement agrees to indemnify and to hold harmless each other party to this Agreement from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, members or representatives is responsible.

          5.7   Expenses.  If the Closing is effected, the Company shall, at the
                --------
Closing, reimburse the reasonable fees and expenses of Sullivan & Cromwell, counsel for SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP in an amount up to $20,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.8   Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of Series C Preferred Stock then owning a majority of the Series C Preferred Stock and the Common Stock issued upon conversion of the Series C Preferred Stock issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          5.9   Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.10  Entire Agreement.  Except for the non-disclosure obligations of
                ----------------
Section 4 of that certain letter of intent, dated January 10, 2000, between SOFTBANK Capital Partners LP and the Company and any other agreement between the Company and any Investor regarding the confidentiality of information delivered by the Company to such Investor prior to the Closing or Additional Closing in which such Investor has participated, this Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          5.11  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          5.12  California Commissioner of Corporations.  THE SALE OF THE
                ---------------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMSSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            [Signature Pages Follow]

     In Witness Whereof, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.



        THE COMPANY:              DOVEBID, INC.
        -----------

                                  By:__________________________________________
                                  Its:  President

                                  Address: 1241 East Hillsdale Blvd.
                                           Foster City, CA  94404
                                           Facsimile No.: 650-571-5980
                                           Attention: Chief Executive   Officer



        INVESTORS:                COMDISCO, INC.
        ----------


                                  By:__________________________________________
                                  Its:

                                  Address: 6111 North River Road
                                           Rosemont, IL 60018
                                           Attn: Frank Cirone
                                           Facsimile:  (847) 518-5334

                                  Copy to:  General Counsel (same address)
                                            Facsimile:  (847) 518-5088


                                  FREMONT VENTURES I, L.P.

                                  a Delaware limited partnership
                                  By:  FV, L.P., its General Partner
                                  By:  Fremont Resources, Inc.
                                       its General Partner

                                  By:__________________________________________
                                  Its:

                                  Address:  50 Fremont Street, Suite 3500
                                            San Francisco, CA  94105
                                            Facsimile:  (415) 284-8102
                                            Attention:  W. Blake Winchell

                                  F&W INVESTMENTS 2000


                                  By:__________________________________________
                                  It's:  General Partner

                                  Address:  Two Palo Alto Square
                                            Palo Alto, CA 94306
                                            Facsimile: (650) 494-1417

                                  MAYFIELD X, L.P.
                                  By:  Mayfield X Management, L.L.C.
                                  Its:  General Partner

                                  By:__________________________________________
                                  Its:  Managing Director

                                  MAYFIELD ASSOCIATES FUND V, L.P.
                                  By:  Mayfield X Management, L.L.C.
                                  Its:  General Partner

                                  By:__________________________________________
                                  Its:  Managing Director

                                  MAYFIELD PRINCIPALS FUND, L.L.C.
                                  By:  Mayfield X Management, L.L.C.
                                  Its:  Managing Member

                                  By:__________________________________________
                                  Its:  Managing Director

                                  Address:  (for all three Mayfield entities):
                                            2800 Sand Hill Road, Suite 250
                                            Menlo Park, CA  94025
                                            Facsimile:  650-854-5712
                                            Attention:  Mr. Grant Heidrich


                                  SOFTBANK CAPITAL PARTNERS LP
                                  a Delaware limited partnership
                                  By: SOFTBANK Capital Partners LLC
                                      its General Partner

                                  By:__________________________________________
                                  Its:

                                  SOFTBANK CAPITAL ADVISORS FUND LP
                                  a Delaware limited partnership
                                  By: SOFTBANK Capital Partners LLC
                                      its General Partner


                                  By:__________________________________________
                                  Its:

                                  Address:  (for both SOFTBANK entities):
                                            10 Langely Road, Suite 403
                                            Newton Center, MA 02459
                                            Facsimile:  617-928-9304
                                            Attention:  Mr. Steve Murray

                                  SUN MICROSYSTEMS, INC.


                                  By:__________________________________________
                                  Its:

                                  Address:  901 San Antonio Road
                                            Palo Alto, CA 94303
                                            Attn:  Mr. Jonathan Swartz
                                            Cc:  General Counsel
                                            Cc:  Elizabeth Kurr, Esq.
                                            Facsimile:__________________________


                                  TPG PARTNERS III, L.P.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:__________________________________________

                                  Title:________________________________________


                                  TPG PARALLEL III, L.P.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________

                                  TPG INVESTORS III, L.P.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________


                                  T/3/ PARTNERS, L.P.
                                  By:   T/3/ GenPar, L.P.
                                  By:   T/3/ Advisors, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________


                                  T/3/ PARALLEL, L.P.
                                  By:   T/3/ GenPar, L.P.
                                  By:   T/3/ Advisors, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________


                                  T/3/ INVESTORS, L.P.
                                  By:   T/3/ GenPar, L.P.
                                  By:   T/3/ Advisors, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________

                                  FOF PARTNERS III, L.P.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________


                                  FOF PARTNERS III-B, L.P.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________


                                  TPG DUTCH PARALLEL III, C.V.
                                  By:   TPG GenPar III, L.P.
                                  By:   TPG Advisors III, Inc.


                                  By:___________________________________________

                                  Title:_______________________________________


                                  T/3/ DUTCH PARALLEL, C.V.
                                  By:   T/3/ GenPar, L.P.
                                  By:   T/3/ Advisors, Inc.


                                  By:__________________________________________

                                  Title:_______________________________________
                                  Address:  (for all TPG entities):
                                            c/o TPG Partners III, L.P.
                                            201 Main Street, Suite 2420
                                            Fort Worth, Texas 76102
                                            Facsimile:  (817) 871-4010
                                            Attention:  James J. O'Brien,
                                                        Chief Financial Officer

                                  T.H. eVENTURE PTE LTD

                                  By:__________________________________________
                                  Its:

                                  Address:  8 Shenton Way
                                            #38-03 Temasek Tower
                                            Singapore 068811
                                            Attention:  Dennis Siew
                                                        Vice President
                                            Facsimile:  (65) 2214-870


                                  YAHOO! INC.


                                  By:__________________________________________
                                  Its:

                                  Address:   3420 Central Expressway
                                             Santa Clara, California 95051
                                             Attn:  Senior Vice President,
                                                    Corporate Development
                                             Facsimile:________________________


                                  DATASTREAM SYSTEMS, INC.


                                  By:__________________________________________
                                  Its: Chief Executive Officer

                                  Address: 50 Datastream Plaza
                                  Greenville, South Carolina 29605
                                  Attn: Mr. Greg Jackson
                                  Facsimile:___________________________________

                                 Schedule 1.1
                                 ------------

                             Schedule of Investors


                                                  Number                   Total                   Closing
Name of Investor                                of Shares              Purchase Price                Date
---------------------------------------    ------------------    -----------------------       --------------

Comdisco, Inc..........................             3,745,319            $ 10,000,001.73*              3/6/00
DataStream Systems, Inc................               749,064               2,000,000.88               3/7/00
Fremont Ventures I, L.P................             1,123,596               3,000,001.32              2/25/00
F&W Investments 2000...................               187,266                 500,000.22              2/25/00
Mayfield Associates Fund V, L.P........               134,832                 360,001.44              2/25/00
Mayfield X, L.P........................             3,910,113              10,440,001.71              2/25/00
Mayfield Principals Fund, L.L.C........               449,439               1,200,002.13              2/25/00
SOFTBANK Capital Partners LP...........            14,767,042              39,428,002.14              2/25/00
SOFTBANK Capital Advisors Fund LP......               214,232                 571,999.44              2/25/00
Sun Microsystems, Inc..................             3,745,319              10,000,001.73               3/3/00
TPG Partners III, L.P..................             5,188,952              13,854,501.84              2/25/00
TPG Parallel III, L.P..................               674,148               1,799,975.16              2/25/00
TPG Dutch Parallel, C.V................               135,693                 362,300.31              2/25/00
TPG Investor III, L.P..................               312,865                 835,349.55              2/25/00
T3 Partners, L.P.......................             2,405,487               6,422,650.29              2/25/00
T3 Parallel, L.P.......................               181,704                 485,149.68              2/25/00
T3 Dutch Parallel, C.V.................               139,775                 373,199.25              2/25/00
T3 Investors, L.P......................               134,700                 359,649.00              2/25/00
FOF Partners III, L.P..................                 8,184                  21,851.28              2/25/00
FOF Partners III-B, L.P................               181,788                 485,373.96              2/25/00
T.H. eVenture Pte Ltd..................             1,872,660               5,000,002.20              2/28/00
Yahoo! Inc.............................               749,064               2,000,000.88               3/8/00
                                           ------------------    -----------------------

                Total..................            41,011,242            $109,500,016.08


______________________________
* Paid by delivery of assets for resale acceptable to the Company at an agreed upon fair market value.